NUMBER

0

Incorporated under the laws of the State of Nevada

SHARES

Hillhouse Frontier Holdings Inc

Total Authorized Issue
200,000,000 Shares $.0001 Par Value
Common Stock

See Reverse for Certain Definitions

This is to certify that ______________________________ is the owner of

______________________________ *fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.*

SPECIMEN

Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

____
Secretary

____
President

CORPKIT, NEW YORK

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT — .... Custodian .... (Cust) (Minor)
TEN ENT	— as tenants by the entireties	under Uniform Gifts to Minors
JT TEN	— as joint tenants with right of survivorship and not as tenants in common	Act .... (State)

Additional abbreviations may also be used though not in the above list.

For value received ________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

________________ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ________________

In presence of

________________ ________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.